UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

408			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange
(1)	The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Bloom Energy Corporation, a Delaware corporation (the “Company”), was held on May 12, 2021 (the “Annual Meeting”). Holders of our Class A common stock were entitled to one vote for each share of Class A common stock and holders of our Class B common stock were entitled to ten votes for each share of Class B common stock held as of the close of business on March 16, 2021. The stockholders voted on the following four proposals as described below:

Proposal 1 - Approval of the Election of Two Class III Directors to the Company’s Board of Directors

The two individuals listed below were elected at the Annual Meeting to serve on the Board of Directors (the “Board”) for a three-year term expiring at the 2024 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Withhold	Broker Non-Votes
Michael Boskin	325,281,324	20,763,537	30,007,233
John T. Chambers	330,252,070	15,792,791	30,007,233

Mary K. Bush, Jeffrey Immelt, General Colin L. Powell, Scott Sandell, KR Sridhar and Eddy Zervigon will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified. As disclosed in a Supplement to the Proxy Statement, L. John Doerr retired from the Board effective as of April 13, 2021 prior to the Annual Meeting and did not stand for re-election with Messrs. Boskin and Chambers.

Proposal 2 - Approval, on an Advisory Basis, of the Frequency of Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

Proposal 2 was to approve, on an advisory basis, the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. One year was approved for this proposal.

1 Year	2 Years	3 Years	Abstain
344,795,285	220,409	383,657	645,510

In accordance with the voting results for this proposal, the Board has determined that the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers every year. The next required advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2027 Annual Meeting of Stockholders.

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Proposal 3 was to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2020, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
341,894,618	3,453,892	696,351	30,007,233

Proposal 4 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021

Proposal 4 was to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal was approved.

For	Against	Abstain
375,356,039	123,041	573,014

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	May 17, 2021	By:	/s/ Shawn M. Soderberg
Shawn M. Soderberg
EVP, General Counsel and Secretary